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                                                                       EXHIBIT 5

February 4, 1999



Simon Property Group, L.P
115 West Washington Street
Indianapolis, Indiana 46204

Ladies and Gentlemen:

         We have acted as counsel for Simon Property Group, L.P., a Delaware limited partnership (the "Issuer"), in connection with the issuance and sale by the Issuer of $300,000,000 aggregate principal amount of its 6-3/4% Notes due February 9, 2004 and $300,000,000 aggregate principal amount of its 7-1/8% Notes due February 9, 2009 (collectively, the "Notes") including the preparation and/or review of:

                  (a) The joint Registration Statement on Form S-3, Registration No. 333-33545 (the "Registration Statement"), of the Issuer and a former subsidiary (the "Predecessor Subsidiary") that has merged with and into the Issuer, and the Prospectus constituting a part thereof, dated October 15, 1997, relating to the issuance from time to time of up to $1 billion aggregate principal amount of debt securities of the Issuer pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "1933 Act");

                  (b) The Prospectus Supplement, dated February 4, 1999, to the above-mentioned Prospectus relating to the Notes and filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 promulgated under the 1933 Act (the "Prospectus Supplement");

                  (c) The Indenture, dated as of November 26, 1996 (the "Indenture"), among the Issuer, the Predecessor Subsidiary and The Chase Manhattan Bank, as trustee (the "Trustee"); and





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                  (d) The form of the Seventh Supplemental Indenture with
         respect to the Notes to be entered into between the Issuer and the Trustee (the "Supplemental Indenture").

                  For purposes of this opinion letter, we have examined originals or copies, identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Issuer and of others, without any independent verification thereof.

                  On the basis of and subject to the foregoing, we are of the opinion that:

                  1. The Supplemental Indenture, when duly executed and delivered by the parties thereto, will represent a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) the enforceability of forum selection clauses in the federal courts.

                  2. When issued, authenticated and delivered pursuant to the Supplemental Indenture, each series of the Notes will represent valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms, except as such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) the enforceability of forum selection clauses in the federal courts.

                  We express no opinion as to the enforceability of any provisions contained in the Supplemental Indenture for the Notes that constitute waivers which are prohibited by law prior to default.





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                  We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules or regulations of the Commission thereunder.

                                                     Yours very truly,

                                                     /s/ BAKER & DANIELS